Accel Entertainment Closes $900 Million
Senior Secured Credit Facility

CHICAGO – September 10, 2025 -- Accel Entertainment, Inc. (NYSE: ACEL) (“Accel”), a growing provider of locals-focused gaming and one of the largest terminal operators in the United States, announced today that it entered into a $900 million senior secured credit facility (the “Credit Facility”). The Credit Facility consists of a $300 million Revolving Credit Facility and a $600 million Term Loan, each with a five-year term.

Initial borrowings from the Credit Facility were used to repay in full and terminate all outstanding commitments under Accel’s existing senior secured credit agreement.

Accel Entertainment CEO Andy Rubenstein commented, “We are pleased to complete this financing, which enhances our liquidity profile while reducing our cost of capital for the years ahead. This new facility positions us to continue investing in our distributed gaming operations, Fairmount Park Casino & Racing, and targeted growth opportunities, while maintaining a strong balance sheet as we focus on enhancing shareholder value.”

The Credit Facility is comprised of a syndicated group of banks. CIBC Bank USA acted as the Administrative Agent and Lead Arranger. Fifth Third Bank, National Association, JPMorgan Chase Bank, N.A., U.S. Bank National Association, and Truist Securities, Inc. served as Joint Lead Arrangers and Bank of America, N.A. served as Documentation Agent.

About Accel
Accel Entertainment, Inc. (NYSE: ACEL) is a growing provider of locals-focused gaming and one of the largest terminal operators in the United States, supporting more than 27,000 electronic gaming terminals in over 4,400 third-party local and regional establishments and 20 self-operated gaming locations across ten states. Through exclusive long-term contracts, Accel serves licensed non-casino locations including bars, restaurants, convenience stores, truck stops, gaming cafes, and fraternal and veteran establishments. Accel also owns and operates a racino venue.

Accel provides its local partners with a turnkey, full-service, capital-efficient gaming solution that encompasses manufacturing, content, payments, loyalty, 24/7 customer service, data analysis and reporting and cash logistics. The Company’s racino, Fairmount Park - Casino & Racing, opened in April 2025 and features over 270 electronic gaming machines, food and beverage amenities, a sports book, pari-mutuel betting and 55 days of thoroughbred horse racing a year.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding future cost of capital and investment opportunities and plans. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,”

“intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to risks and uncertainties indicated from time to time in documents filed or to be filed with the U.S. Securities and Exchange Commission including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements.

Contact
Joseph Jaffoni, Norberto Aja
JCIR
212-835-8500
acel@jcir.com